UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
                                 Date of report
                                February 22, 2002
                        (date of earliest event reported)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Global Business Services, Inc.
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

  Delaware                                                   65-0963621
--------------------------------------------------------------------------------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


213 S. Robertson Boulevard, Beverly Hills, CA                        90211
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (zip code)

                                 (310) 288-4585
                               ------------------
                         (Registrant's telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     As previously reported on its Form 8-K filed on March 8, 2002, the Registrant has signed an Agreement and Plan of Reorganization with Cyber Centers, Inc., a privately-held Nevada corporation ("CCI"), pursuant to which the Registrant shall acquire all of the issued and outstanding shares of the common stock of CCI in exchange for (a) approximately 3,170,000 shares of its common stock; (b) approximately 3,170,000 shares of its Class A Voting Convertible Preferred Stock; and (c) approximately 3,170,000 shares of its Class B Voting Convertible Preferred Stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

          1. Consolidated balance sheets of Cyber Centers, Inc. as of June 30, 2000 and June 30, 2001.
          2. Consolidated statements of operations of Cyber Centers, Inc. for the fiscal years ended June 30, 2000 and June 30, 2001.
          3. Consolidated statements of stockholders equity of Cyber Centers, Inc. for the fiscal years ended June 30, 2000 and June 30, 2001.
          4. Consolidated statements of cash flow of Cyber Centers, Inc. for the fiscal years ended June 30, 2000 and June 30, 2001.
          5.   Notes to financial statements.

                    alliance with 48 offices around the world
                                 DICKSON V. LEE
                       CERTIFIED PUBLIC ACCOUNTANTS, LLC.
                       Member of the SEC Practice Section
________________________________________________________________________________
Address         : 110 Wall Street, Suite 15C, New York, New York 10005
                  Telephone:  (212) 701-8587  Fax: (212) 701-8543
________________________________________________________________________________

                          Independent Auditor's Report

To The Board of Directors of
      Cyber Centers, Inc. & Subsidiaries
      287 South Roberson Blvd.
      Beverly Hills, CA 90211

We have audited the accompanying consolidated balance sheets of Cyber Centers, Inc. & Subsidiaries as of June 30, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly assuming that the Company will continue as a going concern (see Note 18, Going Concern), in all material respects, the financial position of Cyber Centers, Inc. & Subsidiaries as of June 30, 2001 and 2000 and the results of their operations and their cash flows for the periods ended June 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.




Dickson V. Lee, Certified Public Accountants, LLC.
New York, New York
December 12, 2001

                      Cyber Centers, Inc. and Subsidiaries

                           Consolidated Balance Sheets
                                  As of June 30

                                     Assets

                                                                    2001        2000
                                                             ----------- -----------
Current Assets
 Cash and Cash Equivalents (Note 2g)                            $ 70,230    $ 44,155
 Accounts Receivable                                              28,751      24,575
 Inventories (Note 2h)                                             8,500       8,523
                                                             ----------- -----------
Total Current Assets                                             107,481      77,253

Property and Equipment, at cost (Note 2f)                      1,227,786     351,665
Less: Accumulated Depreciation                                   131,620      29,305
                                                             ----------- -----------
Net Property and Equipment                                     1,096,166     322,360

Other Assets
 Deposits                                                         21,957      20,008
 Artwork (Note 5)                                              1,060,350   1,060,350
 Websites (Note 6)                                             2,000,000   2,000,000
 Intangibles, net (Note 4)                                     3,323,891     315,003
                                                             ----------- -----------
Total Other Assets                                             6,406,198   3,395,361

Total Assets                                                 $ 7,609,845 $ 3,794,974
                                                             =========== ===========
Liabilities

Current Liabilities
 Accounts Payable (Note 2k)                                    $ 331,938   $ 123,625
 Accruals & Other Payables                                        47,813      13,928
 Deposit - Stock Subscription                                          -      25,000
                                                             ----------- -----------
Total Current Liabilities                                        379,751     162,553

Long Term Liabilities
 Notes Payable (Note 2l)                                               -      55,007
 13% Convertible Debenture (Note 2m)                           1,068,000           -
                                                             ----------- -----------
Total Long Term Liabilities                                    1,068,000      55,007

Total Liabilities                                              1,447,751     217,560

Stockholders' Equity
 Common Stock at par of US$0.0008
 Authorized shares-30,000,000                                      7,774       5,762
 Issued & outstanding 7,203,000 shares in 2000 &
   9,717,550 shares in 2001
 Additional Paid-in Capital (Note 2n)                          8,363,344   4,900,356
 Retained Earnings/(Losses)                                   (2,209,024) (1,328,704)
                                                             ----------- -----------
Total Stockholders' Equity                                     6,162,094   3,577,414

Total Liabilities and Stockholders' Equity                   $ 7,609,845 $ 3,794,974
                                                             =========== ===========

The notes on pages 6 to 21 form an integral part of consolidated financial statements.

                      Cyber Centers, Inc. and Subsidiaries

                      Consolidated Statements of Operations
                      -------------------------------------
                           For The Years Ended June 30

                                                        2001        2000
                                                 ----------- -----------
Revenues (Note 2q)                               $ 1,961,057 $   162,961
Cost of Sales (Note 2r)                            1,060,941      31,347
                                                 ----------- -----------
Gross Profit                                         900,116     131,614
Operating Expenses (Note 2s)                       1,579,610   1,456,451
Depreciation and Amortization                        217,306      40,156
                                                 ----------- -----------
Operating (Loss)                                    (896,800) (1,364,993)
Other Income (Note 2r)                                16,480       1,289
                                                 ----------- -----------
(Loss) before Tax                                   (880,320) (1,363,704)
Provision for Income Tax (Note 2s)                         -           -
                                                 ----------- -----------
Net (Loss)                                        $ (880,320)$(1,363,704)
                                                 =========== ===========
Weighted Average Number of Common
Shares                                             9,717,550   7,203,000
                                                 ----------- -----------
(Loss) per Share                                      ($0.09)     ($0.19)
                                                 ----------- -----------

The notes on pages 6 to 21 form an integral part of consolidated financial statements.

                      Cyber Centers, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                      -------------------------------------
                           For The Years Ended June 30


Cash Flows from Operating Activities (Note 2v)                                  2001        2000
                                                                         -----------  ----------
Net Income/(Loss)                                                        $  (880,320)$(1,363,704)
Depreciation expenses                                                        102,315      29,305
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Decrease/(Increase) in accounts receivable                                    (4,176)    (24,575)
Decrease/(Increase) in deposits, prepayments and other receivables            (1,949)    (20,008)
Decrease/(Increase) in inventories (net)                                          23      (8,523)
Increase/(Decrease) in accounts payable                                      208,313     123,625
Increase/(Decrease) in other payable and charges                              33,885      13,928
                                                                         -----------  ----------
Net cash used in operating activities                                       (541,909) (1,249,952)

Cash Flows from Investing Activities:
Purchase of property, plant and machinery                                   (876,121)   (351,665)
Investment in franchise corporation                                         (949,827)          -
                                                                         -----------  ----------
Net cash used in investing activities                                     (1,825,948)   (351,665)

Cash Flows from Financing Activities:
Increase/(Decrease) in long term debt                                        (55,007)     55,007
Increase/(Decrease) in deposit (stock subscription)                          (25,000)     25,000
Increase in debentures                                                     1,068,000           -
Issued shares                                                              1,405,939   1,565,765
                                                                         -----------  ----------
Net cash provided by financing activities                                  2,393,932   1,645,772

Net increase / (decrease) in cash and cash equivalent                         26,075      44,155
Cash and cash equivalents at beginning of the period (July 1)                 44,155           -
                                                                         -----------  ----------
Cash and cash equivalents at end of the period (June 30)                 $    70,230  $   44,155
                                                                         =========== ===========

The notes on pages 6 to 21 form an integral part of consolidated financial statements.

                      Cyber Centers, Inc. and Subsidiaries

           Consolidated Statements of Changes in Stockholders' Equity
           ----------------------------------------------------------
                   For The Years Ended June 30, 2000 and 2001


                                          Common      Common                Retained
                                           Stock       Stock  Additional   Earnings/  Stockholders'
                                          Shares      Amount     Capital    (Losses)      Equity
                                     ----------- ----------- ----------- ----------- -----------
Balance as of July 1, 1999             2,985,000       2,388  $        -  $   35,000  $   37,388
Reverse stock split                   (2,660,000)     (2,128)      2,128           -           -
Issuance of stock for cash               998,600         799   1,552,051           -   1,552,850
Issuance of stock for non-cash         5,879,400       4,703   7,264,196           -   7,268,899
Artwork write-down                             -           -  (3,563,550)          -  (3,563,550)
Fees paid for capital raising                  -           -    (354,469)          -    (354,469)
Net Income/(Loss) for the year                 -           -           -  (1,363,704) (1,363,704)
                                     ----------- ----------- ----------- ----------- -----------
Balance as of June 30, 2000            7,203,000  $    5,762 $ 4,900,356 $(1,328,704) $3,577,414
Issuance of stock for purchase stores  1,986,000       1,589   3,463,411           -   3,465,000
Stock reconciliation                    (104,446)        (83)         83           -           -
Net Income/(Loss) for the year                 -           -           -    (880,320)   (880,320)
                                     ----------- ----------- ----------- ----------- -----------
Balance as of June 30, 2001            9,084,554  $    7,268 $ 8,363,850 $(2,209,024)$ 6,162,094
                                     =========== =========== =========== =========== ===========


The notes on pages 6 to 21 form an integral part of consolidated financial statements.


CYBER CENTERS INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

1) General

Cyber Centers, Inc. (the "Company") was incorporated on July 9, 1998 in the state of Nevada under the name of Better Technologies Inc. On December 7, 1999, the Company name was changed to Inbound.com, Inc. On October 22, 2000, it was changed to the current name.

The Company's activities are divided into three areas:

     1. The Company is engaged in the business of providing and furnishing postal and shipping services as well as business goods and services through the Company-owned stores located primarily in California. The services offered by the Company's seven (7) Company-owned stores include parcel packing and shipping, fax, copies, mail box rentals (with street addresses), wire transfers, money orders and money-grams, cellular phones, notary, internet computer workstations, video conferencing and conference rooms. The Company-owned stores also offer a variety of goods for retail sales, including office supplies, packing materials, legal forms, greeting cards, cellular phones and other items.

     2. The Company also owns 100% of Postal Connections of America Franchise Corp., an Arizona corporation ("PCAFC"), which sells franchises to open postal and business service stores under the name "Postal Connections of America" and provides support to its franchisees through training operating manuals and ongoing assistance. PCAFC has an aggregate of 23 operating franchise locations in California, Arizona, Oregon, Nevada, New York and Texas.

     3. The Company owns websites that are planned, designed, and projected to provide public relations and promotional services to small public companies and companies in the process of going public (see Note 6, Websites). The Company also has in design, development and production a website for market to the general public, via the internet, a series of interactive sports related skill-based tournaments and contests with accompanying cash and merchandise type prizes (see Note 6, Websites).

The Company maintains its corporate office at 287 S. Robertson Boulevard, Beverly Hills, California 90211 with stores and subsidiaries mainly located in California (see Note 2o, Revenue Recognition).

For detailed information regarding the Company's operations and units acquired during fiscal 2000 and fiscal 2001, see Note 8, Business Acquisitions.


2) Accounting Policies

A summary of the Company's significant accounting policies applied in the preparation of the accompanying consolidated financial statements are as follows:

     a) Fiscal Year Ending June 30

     The Company has adopted June 30 as its fiscal year ending date. The policy has been adopted consistently since its incorporation.

     b) Basis of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. In line with SFAS No. 141 Business Combinations, the Company accounted for the consolidation using the purchase method. The detailed financial statements disclosures are made in the period in which business combinations are completed (see Note 3, Note 4, Note 6 and Note 8). All significant inter-company accounts and transactions have been eliminated.

     c) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

     d) Significant Estimates

     - Goodwill is recorded based on the excess of consideration paid over the estimated fair value of assets acquired. The total amount of goodwill recorded at cost as of June 30, 2001 and 2000 is $3,375,233 and $320,854. In addition, the amortization period is estimated and is subject to annual assessment. As a result, it is possible that the amortization period could be reduced and result in a material charge to the amortization expense that would reduce the carrying value of the goodwill. The accounting for goodwill is scheduled to change effective after June 30, 2001 (see Note 15, Effect of New Accounting Pronouncements).

     - The value of the Company's websites is subject to a lower of cost or market assessment. Market value is determined through the use of an independent appraiser. The independent appraisal is influenced by the current market conditions and the estimated revenues and expenses associated with the activity of the websites (see Note 6, Websites).

     - The value of the Company's artwork (see Note 5, Artwork) is also subject to a lower of cost or market assessment. Market is determined through the use of an independent appraiser. The appraisal is influenced by market conditions and the condition of the artwork. As a result, it is reasonably possible that a material change in the carrying value of artwork may occur in the near term that would require a charge to the Company's operating expenses.

     e) Fair Value of Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable, inventory-supplies, deposits, accounts payable, payroll taxes payable, sales taxes payable and long-term debt. The carrying values of these financial instruments are their fair market values.




     f) Depreciation Policies

     Property and equipment are stated at historical costs. Depreciation is calculated using the straight-line method over the estimated useful lives (12 years) of the assets.

     The cost and accumulated depreciation expenses for the periods ending June 30, 2000 and 2001 are as follows:

                                                    Cost             Accumulated
                                                                    Depreciation
     Balance as of June 30, 2000                   $351,665             $ 29,305
     Additions for the year                         876,121              102,315
                                      ------------------------------------------
     Balance as of June 30, 2001                 $1,227,786             $131,620
                                      ==========================================

     g) Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturity at the date of purchase of three months or less to be cash equivalents. The Company did not own such investments during the year ended June 30, 2001 and 2000.

     As of June 30, 2001 and 2000, the Company had approximately $70,230 and $44,155 on deposit with a bank.

     h) Inventories

     Inventories consist of office supplies and other retail items available for sale. The Company records the cost of these items at the lower of cost (first-in, first-out) or market.

     i) Artwork

     The Company acquired artwork for investment and resale purposes by using its shares as payment in October of 1999 (see Note 3a, Initial Acquisition). The fair market value of the artwork was recorded on the date of acquisition based upon the appraised dealer market (replacement) cost. On a conservative basis, only the confirmed artwork is recorded in the Company's assets. Non-confirmed artwork not held by the Company, has been written off from the balance sheet as a reduction of additional paid-in capital (see Note 5, Artwork).

     j) Amortization of Goodwill and Intangible Asset

     Goodwill and intangible asset, arising from acquisitions, is being amortized by straight line method over 30 years. According to FASB No.141, amortization is provided for year ended June 30, 2001 but not thereafter (see Note 15, Effect of New Accounting Pronouncements).

     The changes in goodwill, intangible asset and amortization for the years ended June 30, 2000 and June 30, 2001 are summarized as follows:

     Cost as of June 30, 2000                                           $325,854
     Franchise Corp. acquired                                           $982,579
     Stores acquired                              2,141,300           $3,123,879
                                      ------------------------------------------
     Cost as of June 30, 2001                                         $3,449,733
     Less: Accumulated amortization                                      125,842
                                                           ---------------------
     Net book value as of June 30, 2001                               $3,323,891
                                                           =====================

     k) Accounts Payable

     Accounts payable is the purchase amount to be paid. The balance as of June 30, 2001 is $331,938 consisting of numerous small amounts.

     l) Long Term Notes Payable

     As of June 30, 2001 and 2000, long-term notes payable consist of the following:

                                               June 30, 2001       June 30, 2000
                                      ------------------------------------------
     Notes payable to Postal Connection
     Acquisition Group, LLP, payable in full plus
     interest at 6.62% per annum on the unpaid
     balance                                              $0             $55,007

     m) Convertible Debenture

     Pursuant to a private placement memorandum dated March 15, 2001, the Company offered up to $1,000,000 in principal amount of convertible debentures (the "Debentures"). The offering was increased to a principal amount of $1,500,000 pursuant to a supplement to that memorandum dated April 20, 2001. The Debentures bear interest at the rate of 13% per annum, payable monthly commencing 45 days from the date of issuance, and are convertible into shares of the Company's common stock at the rate of 400 shares for each $1,000 in principal amount, or $2.50 per share ("Conversion Price"). Conversion may take place at any time at the option of the holder. If not earlier converted, the principal amount of each Debenture shall be due and payable twenty-four (24) months after its issuance. The offer is made on a best efforts basis primarily to Accredited Investors in reliance upon Regulation D promulgated under the Securities Act of 1933, as amended, and/or Section 4(2) of the Act, and as is permitted in the jurisdictions in which the Debentures are to be offered. The offering of the Debentures will terminate upon the issuance of an aggregate of $1,500,000 principal amount of Debentures unless otherwise terminated as provided in the memorandum. All of the proceeds will be used to promote and conduct the Company's business.


     The proposed $1.5 million proceeds is summarized as follows:


                                 Offering Price       Selling        Proceeds To
                                                      Commissions        Company
      --------------------------------------------------------------------------
       Per Debenture                   $1,000              $100             $900
       Total Offering              $1,500,000          $150,000       $1,350,000

     As of June 30, 2001, debentures with an aggregate principal amount of $1,068,000 had been issued with the same amount recorded as the liability (see Note 17, Subsequent Events - for a discussion of the conversions subsequent to June 30, 2001).

     n) Additional Paid-in Capital

     Additional Paid-in Capital is computed based on the fair market values of purchases made by the Company with the Company's common shares used as consideration (see Note 5, Note 6 and Note 8).

     o) Revenue Recognition and Sales

     Revenues generated from the Company's activities (see Note 1, General) are recognized when transactions have been completed and services have been performed.

     The Company has two revenue sources, which are store sales and franchise revenues. The Company owned websites have not generated any sales as of June 30, 2001. The store sales include sales of stationery, office and business supplies, hourly rental fees, shipping commissions, mailbox rentals, membership fees, greeting cards and other retail items, and artworks. The franchise revenues are generated by the Company's franchise subsidiary, PCAFC.

     Revenues generated from two (2) sources for the periods ended June 30, 2001 and 2000 consist of:

                                               June 30, 2001       June 30, 2000
                                      ------------------------------------------
     Store Sales                                  $1,760,005            $162,961
     Franchise revenues                              201,052                   0
                                      ------------------------------------------
     Total                                        $1,961,057            $162,961
                                      ==========================================


     These revenue generated by geographic locations for the years ended June 30, 2001 and 2000 are summarized as follows:

                                               June 30, 2001       June 30, 2000
                                      ------------------------------------------
     Geographic locations:
     California                                   $1,894,023            $162,961
     Other locations                                  67,034                   0
                                      ------------------------------------------
     Total sales                                  $1,961,057            $162,961
                                      ==========================================

     The above table reflected that 97% and 100% of the Company's sales were generated in California in the years ended of 2001 and 2000. Sales made in other regions (i.e. other than California) were less than 10% of Company's total sales for both years.

     p) Cost of Sales

     Cost of sales comprises all materials that are directly attributable to sales activities. All material costs are therefore recognized as cost of sales in the period in which they are incurred.

     q) Operating Expenses

     Operating Expenses for the periods ended June 30, 2001 and 2000 consist of:

                                               June 30, 2001       June 30, 2000
                                      ------------------------------------------
          Salaries                                  $403,451            $146,643
          Management services                        292,383             389,200
          (see Note 3b, Consulting Agreement)
          Rent - Office                              226,063              53,666
          Advertising                                118,068              18,081
          Legal and accounting                        82,527              68,134
          Telephone and utilities                     77,260              18,187
          Outside services                            69,738              15,932
          Commissions                                 54,264                   0
          Insurance                                   45,560               7,653
          Office supplies & expenses                  41,038              18,643
          Consulting                                  10,260             645,000
          Miscellaneous                              158,998              75,312
                                      ------------------------------------------
                    Total                         $1,579,610          $1,456,451
                                      ==========================================

     r) Other Income

     Other income for the periods ended June 30, 2001 and 2000 consists of:

                                               June 30, 2001       June 30, 2000
                                      ------------------------------------------
          Management services                       $22,473                 $  0
          Interest income/(expenses)                 (5,993)               1,289
                                      ------------------------------------------
          Total                                     $16,480               $1,289
                                      ==========================================

     s) Income Taxes

     The Company accounts for income tax under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements as net. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rate to apply taxable income in the year in which those temporary differences are expected to be recovered or settled. As of June 30, 2000 and 2001, the Company has no deferred tax assets or liabilities, as there were no significant difference between the tax and financial statements bases of assets and liabilities.

     The Company is subject to income taxes as an entity based on income arising in or derived from the tax jurisdictions in which it operates. The Company has not generated any operating income and is therefore not subject to any federal income tax liabilities as of June 30, 2000 and 2001.

     t) Noncash Investing and Financing Activities

                                               June 30, 2001       June 30, 2000
                                       -----------------------------------------
          The Company issued additional
          common shares for purchase of
          websites, stores, a franchise
          company, and other intangibles 1,986,000 shares 5,879,400 shares (see Note 3, Note 4 and Note 5) for $3,465,000 for $7,268,899

3) Certain Transactions

     a) Initial Acquisitions

     The predecessor to the Company was incorporated on July 9, 1998 under the laws of the State of Nevada under the name Better Technologies, Inc. ("BTI"). In August of 1999, BTI entered into an agreement with Inbound.com, Inc. ("Inbound"), an unrelated Nevada corporation. Pursuant to that agreement, Inbound sold substantially all of its assets to BTI in exchange for 3,000,000 shares of common stock in BTI, which later became 3,000,000 common shares of the Company. Among the assets sold were the domain rights to the name "Inbound.com, Inc.", property, plant and equipment, and artwork (see Note 5, Artwork). Mr. John Veyette, currently President, Chief Executive Officer and Chairman of the Board of the Company, was at the time President of Inbound. Immediately after the transaction, which closed in October of 1999, BTI changed its corporate name to Inbound.com, Inc., and

     Inbound changed its name to World Call Video, Inc. ("WCV"). Mr. J. Veyette become President of what is now the Company and he resigned his management position with WCV. WCV subsequently changed its name to World Call Funding, Inc. ("WCF"). The name of the Company was changed to Cyber Centers, Inc. on October 22, 2000. In December of 1999, the Company entered into a consulting agreement with WCF (see Note 3b, Consulting Agreement). WCF owns less than 5% of the Company's issued and outstanding shares. Mr. Veyette has no ownership interest in or has any affiliation with WCF.

     b) Consulting Agreement

     On December 1, 1999, the Company entered into an agreement with World Call Video, Inc. (now World Call Funding, Inc.) ("Consultant") (see Note 3a, Initial Acquisition). In the consulting agreement, the Company seeks to benefit from the Consultant's expertise by retaining the Consultant exclusively to provide consulting services, with respect to all matters related to the Company's investor relations, establishing relationships with investment bankers and venture capitalists, corporate marketing, and capital generation. This agreement is for a term of ten years renewable at the discretion of the Consultant exclusively for an additional ten years. Fees are negotiated based upon performance. During the years ended June 30, 2001 and 2000, the Company paid a total of $292,383 and $389,200, respectively, pursuant to this agreement.

4) Goodwill and Intangible Asset

The intangible asset and goodwill other than the intangibles (see Note 2j and Note 8b) relating to the franchise corporation and stores acquired during the year ending June 30, 2001 and 2000 consist of:

     Stated at cost                            June 30, 2001       June 30, 2000
                                      ------------------------------------------
     Franchise corporation: Goodwill                $982,579                   0

     Stores Acquired: Goodwill                     2,071,800             320,854
     Stores Acquired: Non-compete provisions          69,500               5,000
                                      ------------------------------------------
     Total                                        $3,123,879            $325,854
                                      ==========================================




5) Artwork

The artwork, consisting of a portfolio of original oil paintings (7 pieces), prints (1,522 pieces), and sculpture (37 pieces), was acquired by the Company from Inbound.com, Inc. ("Inbound") (see Note 1 and Note 3a) in October of 1999 for investment and resale purposes. The consideration for the artwork and other assets (see Note 3a, Initial Acquisition) was 3,000,000 shares (valued at $1.00 per share) of the Company's common stock (see Note 2j, Artwork). The artwork was originally acquired by Inbound from approximately 70 individuals in exchange for Inbound common stock before 1999. Many of those individuals retained physical possession of the art pieces as custodians for Inbound. Shortly after the Company's acquisition of such artwork, the Company, at the request of World Call Video, Inc. (which had changed its name from Inbound), facilitated the distribution of approximately 2,200,000 shares (of the block of 3,000,000 shares previously issued to Inbound) to all of the former art owners. In January of 2000, the artwork was appraised by an independent appraiser at an aggregate value of $4,179,375, based upon dealer replacement value. In the course of the preparation of its financial statements as of and for the fiscal year ended June 30, 2000, the Company sent confirmation forms to those individuals who had retained custody requesting them to confirm: a) that they continue to hold the art as custodian(s) for the Company; b) that title to the artwork had previously been transferred to Inbound by them in exchange for Inbound common stock, and c) that such a transfer had been made free and clear of any encumbrances. The Company obtained a portion of confirmations for artwork that were sent by the custodians. The confirmed artworks along with the artwork in the Company's physical possession have been subsequently appraised by an independent appraiser at $1,060,350 based upon current dealer's market (replacement) value. On a conservative basis, Management has decided to adopt the value of $1,060,350, instead of the earlier appraised value of $4,179,375, as the artwork inventory balance as of June 30, 2000 and June 30, 2001. The Company also has reserved the right to cancel the shares of those custodians who have not returned proper confirmation forms (see Note 14c, Contingencies from Artwork).

The Company valued the original purchase of the artwork from Inbound.com, Inc. at $4,623,900. Accordingly, the Company has incurred a charge to Additional Paid In Capital in the amount of $3,563,550 to properly reflect the above write-down of artwork.

6) Websites

During October of 1999, the Company purchased four (4) specialized operating websites (software) and twenty-two (22) internet domain names with no operating contents nor business models, in exchange for 2,000,000 shares at $1.00 per share (the price of the Regulation D offering being conducted at the time of purchase) resulting in a total book value of $2,000,000.

Four (4) of the websites comprise approximately 98% of the value of the website asset are summarized as follows:

The Penny-Stocks.net (Software 1) and Smallcapstocks.net (Software 2) websites are designed to assist small public companies, companies with the intention to go public, or companies that are interested in promoting their business in the public arena. These websites will provide the target market companies with the ability to participate in an internet information program to promote their companies. The Company will offer several different packages of services based upon the needs and desires of the particular client. The Megabuck.com (Software
3) website is designed to present a series of interactive skill-based tournaments and contests, offering cash prizes. Revenue will be derived from corporate sponsors and advertisers. The Megabuck.com website is not in operation. The Cybercentersinc.com (Software 4) website is a specialized site designed to provide information about the Company in lieu of having to hire additional sales, public relations and investors personnel, thereby providing cost savings via a reduction of operating expenses.

The software purchased is to be used as an integral part of a software program, customized for special markets. The technological feasibility was achieved for the website software on the date of purchase and all research and development (R&D) activities related to the remaining components of the website software process are completed. The classification of cost of purchased website software, in accordance with the Financial Accounting Standards Board (FASB) No. 86, Accounting For Computer Software, and the Emerging Issues Task Force (EITF) No. 000-2, is as follows:

                              R&D Cost  Production Cost   Other Capitalized Cost
                              --------------------------------------------------
     Purchased Software
          Software 1                $0         $226,515               $0
          Software 2                $0         $226,515               $0
          Software 3                $0         $770,351               $0
          Software 4                $0         $725,911               $0

                              --------------------------------------------------
     Subtotal                       $0       $1,949,293               $0
     Domain Names                   $0          $50,707               $0
                              --------------------------------------------------
     Total Purchased Cost           $0       $2,000,000               $0
                              ==================================================

As the websites are in a process of its completion, therefore no depreciation is provided for in the fiscal year 2000 and 2001. None of the websites nor the domain names has generated revenue as of June 30, 2001. Management engaged an independent appraiser who has valued the websites at a fair market value of $2,400,000. Management has adopted the lower of cost or market value of $2,000,000 as the value of the websites for the recording purposes as of June 30, 2001 and 2000. It is Management's intent to use the internet website operations to generate income in the future. However, if no income is generated in the future, the value of these websites may be re-evaluated and subject to possible write-down.

7) Management and directors' shareholdings

Management and directors own a total of 558,000 shares of the Company's stock. None of them or any other shareholder holds more than 5% of the total common stock.

8) Business Acquisitions

The Company acquired 100% ownership of eight (8) operating units, consisting of seven (7) stores and one (1) franchise company (PCAFC) during the fiscal years of 2000 and 2001. These acquisitions are treated as business combinations under the purchase method. The purchase transactions are summarized by the years as follows:

     a) During fiscal year 2000

     The Company acquired the assets of three (3) business units (i.e. Mail Box Express, the Letter Lobby, and Mail Call Postal Center) and 100% of Crispino Enterprises, Inc. (former owner of Postal Connections in Rancho Mirage, California) through cash payments. The following is a schedule of the acquired locations along with their acquisition prices paid by cash; goodwill resulting from the acquisitions; and allocation of the costs between other tangible assets (such as furniture and fixtures, existing contracts, and trade marks) and intangible assets (such as non-compete agreements with former owners, and employment contracts).

                                                                                         Allocation
                                               Contract                  -----------------------------------
                                                  price
   Date of           Name and location         (paid in                  Goodwill from      Non-       Other
 acquisition                                      cash)     Stock issued   acquisition   compete      assets
  ----------------------------------------------------------------------------------------------------------
  12/03/99         Mail Boxes Express,         $110,000                -       $91,514      -        $18,486
                         Beverly Hills
  04/11/00           The Letter Lobby,
                              Ojai, CA         $105,000                -       $85,000    $5,000    $15,000
  04/18/00    Mail Call Postal Center,
                      Newbury Park, CA         $110,000                -       $74,800     -         $35,200
  05/12/00 Crispino Enterprises, Inc.,
                     Rancho Mirage, CA         $105,000                -       $69,540     -         $35,460
                                               -------------------------------------------------------------
                                               $430,000                0      $290,854    $5,000    $104,146
                                               =============================================================

     b) During fiscal year 2001:

     The Company acquired 100% of the issued and outstanding shares of Postal Connections of America Franchise Corp., an Arizona corporation ("PCAFC"), and 100% of the issued and outstanding shares of three separate Nevada corporations (former owners of the Company's stores located in Santa Ana, California; Santa Barbara, California; and Lake Havasu City, Arizona). The consideration for the acquisitions of Santa Barbara store (Postal Pro, Inc.) and the Lake Havasu City store (The Box Trot, Inc.) consisted of a combination of cash and Company common stock. The consideration for the other two purchases (PCAFC and the Santa Ana store, also known as Metro Mail, Inc.) consisted solely of the common stock of the Company. The following is a schedule of the acquired entities along with their cost of acquisition; goodwill resulting from the acquisition; and further allocation of the cost among tangible and intangible assets. The classification of "other assets" are tangible assets such as furniture, fixtures, and equipment, and intangible assets such as customer lists, a United States Postal Service contract (in the case of the Lake Havasu store) and in the case of PCAFC, intangible assets such as operating manuals and systems, trademarks, a fully-developed website showcasing Postal Connections of America franchise opportunities, and 15 existing franchise contracts with operating franchisees providing for a future royalty stream.

                                                                                  Allocation
                                                                          ----------------------
   Date of           Name and location   Contract price    Goodwill from          Non-     Other
 acquisition                                                 acquisition       compete    assets
 -----------------------------------------------------------------------------------------------
    7/1/00                 PCAFC         $1,500,000 (i)         $982,579             -  $517,421
                        Scottsdale, AZ
   8/20/00            Metro Mail, Inc.
                         Santa Ana, CA     $600,000 (ii)        $459,000       $61,000   $80,000
   4/14/01            Postal Pro, Inc.
                     Santa Barbara, CA     $400,000 (iii)       $362,800        $8,500   $28,700
    5/1/01          The Box Trot, Inc.
                  Lake Havasu City, AZ   $1,500,000 (iv)      $1,250,000            -   $250,000
                                      ----------------------------------------------------------
                                         $4,000,000           $3,054,379    $69,500  $876,121
                                      ==========================================================

     (i)  Consisting of 1,200,000 shares at $ 1.25 per share
     (ii) Consisting of 240,000 shares at $ 2.50 per share
     (iii) Consisting of 136,000 shares at $ 2.50 per share and $60,000 in cash
     (iv) Consisting of 410,000 shares at $ 2.50 per share and $475,000 in cash

     The purchases made during fiscal year 2001 were from limited partnerships of which Stephen Thompson, President of WCF, (see Note 3b, Consulting Agreement) served as managing general partner. During fiscal year 2000, the Company purchased the assets of its Newbury Park store from John Apgar, the store's owner, who subsequently joined the Company (and is currently Senior Vice President - Operations and a member of the Company's Board of Directors).

9) Stock Option Plan

To reward its management who make exceptional contributions to the Company, the Company has adopted a stock option plan. In accordance with Statement of Financial Accounting Standards No. 123 - Accounting for Stock-Based Compensation and Accounting Principle Board Opinions No. 25 - Accounting for Stock Issued to Employees, the stock option plan of Cyber Centers, Inc. is a compensatory plan because the plans are different amongst the employees. The stock plan is also defined as a traditional plan, because the number of shares and option price are known on the date of grant.

In January of 2001, the Company granted Brian Kay, an officer and employee of the Company with an option to purchase ninety thousand (90,000) shares between February 1, 2001 and January 31, 2004, with a strike price of $2.00 per share within this 3-year exercise period. The fair market value of the share at the time of granting such a stock option is $2.00, which is the private placement price in January of 2001 (see Note 17, Subsequent Events).

10) Operating Risks

The Company conducts its business of providing postal and business goods related services at multiple store locations. Each store receives cash from customers and deposits cash to banks and then transits information to the Company corporate offices located in Beverly Hills, California. The Company's strategy of increasing expansion requires continuing operational support and control to cover wider geographic areas, outside the Los Angeles, California area. Management has indicated that it has installed a computer systems, "Post-mate", developed by P.C. Synergy, Inc. an outside programming firm, at each store, with proper control at the corporate level by designated personnel. As the Company expands, Management will continue monitoring the cash activities relating to each store.

11) Economic Factors

It is believed that inflation has not had a material impact on the Company's business in recent years. If severe inflation incurred, it may have an unfavorable impact to the Company operation. The Company is in the service providing business. Except for computer hardware and software related to the Company's operations, it does not expect to purchase any major computer equipment or supplies. Management believes that at the present, labor resources and office supplies are abundant to fulfill Company's operating need.

12) Reliance on Key Personnel

The operation of the Company is dependent on the continuing services of its top ranking officers and employees. The Company has not obtained life insurance on its officers, key employees or Directors. Although Management has indicated that it would be able to retain or attract qualified personnel to maintain its operations, a possible loss of their services or the inability to attract qualified personnel will have an adverse effect to the Company.

13) Retirement Plan

The Company's employees are hired on a contractual basis. The Company has no obligations for pension liabilities to the employees. As of June 30, 2001, there is no employee retirement plan available.

14) Commitment and Contingencies

     a) Leases

     The Company leases its office headquarters, seven (7) retail locations, and one (1) automobile, under non-cancelable operating leases with the latest expiring April 2005. For the year ended June 30, 2001 and 2000, total rental expense under the leases was $226,063 and $46,508 respectively. The following is a schedule by years of future minimum rental payments required under the operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 2001:

                            Years ending June 30
                            2002----------------             $178,308
                            2003----------------              116,402
                            2004----------------               35,915
                            2005----------------                7,408
                                                     ----------------
                    Total lease commitments                  $338,033
                                                     ================

     b) Convertible Debenture

     As mentioned in Note 2m, the Company offered up to $1,000,000 in principal amount of 13% convertible debentures pursuant to a private placement memorandum dated March 15, 2001. After the commencement of the offering, the Company prepared a "sticker supplement" and increased the debenture offering amount to $1.5 million on April 20, 2001. An aggregate principal amount of $1,068,000 in debentures were issued as of June 30, 2001. As of November 15, 2001, debentures with an aggregate principal amount of $841,000 have been converted into 336,400 common shares of the Company.

     c) Contingencies from Artwork

     As of June 30, 2001, artwork custodians owning in the aggregate of 1,009,505 shares of the 3,000,000 shares Company's common stock issued for the purchase of the portfolio of artwork and other assets, have failed to send in affirmative confirmations of their custodianships (see Note 5, Artwork). The Company intends to cancel such shares based upon failure of consideration. There is a possibility that these non-confirming custodians may commence legal action claiming against the Company if their shares were voided. However, the Company believes on the advice of its securities counsel that it would prevail in any such litigation.

15) Effect of New Accounting Pronouncements

The Financial Accounting Standards Board (FASB) has issued SFAS No. 141 - Business Combinations. It will be effective for all business combinations initiated after June 30, 2001. It only allows for the purchase method of accounting for acquisitions. Since the company has only used the purchase method in accounting for its acquisitions, it is not expected that this SFAS will have a significant impact on the company's financial statements.

The FASB has also issued SFAS No.142 - Goodwill and other intangible assets. The adoption of this, as it relates to the company, must be adopted by July 1, 2002. However, early adoption is permitted, if certain conditions are met by the company, for its year beginning July 1, 2001. Management has not decided, if allowed, if it will elect early adoption. The new accounting pronouncement changes the accounting for goodwill. Goodwill will no longer be subject to amortization. It will however, be tested for impairment. Since the Company has recorded goodwill and plans to make additional acquisitions in the future, which may require the recording of goodwill. SFAS No.142 will impact the Company's financial statements after June 30, 2001. Once the new pronouncement is adopted amortization expense associated with goodwill will no longer be charged to expense. The test for impairment may result in an amount that is less than the recorded amount. If this is the case the Company will be required to charge expense for the amount of the difference. The test for impairment is based on a fair value approach, which requires an analysis of the business operations that give rise to the goodwill. Generally, if the business operations become impaired the associated goodwill will become impaired and a charge to expense will be required. The impact of SFAS No. 142 on the future financial statements of the Company cannot be measured at this time. Management expects it may have a significant impact due to the change in accounting for goodwill after it is acquired.

16) Going Concern

The Company's operations are at a relatively early stage and have not been able to generate operating income. As such, the Company may not be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management of the Company has indicated that in the past it has been able to raise capital via private offerings of equity and debt from the investment community to sustain its operation. Management has further indicated that it plans on sustaining its operations in the future by a) continued sales of franchises by its wholly-owned subsidiary, PCAFC (see Note 17, Subsequent Events for a description of franchise sales at an initial franchise fee of $18,900 made subsequent to June 30, 2001), with an estimate of three such sales per month during calendar year of 2002 reasonably projected by management (and a corresponding increase in franchise royalties), b) continued acquisitions of Company-owned stores producing positive flow (see Note 17, Subsequent Events for a description of the proposed acquisition of an operating postal and business center located in Indio, California); and c) cash infusions from GBSI (see Note 17, Subsequent Events). The Company's ability to continue its business operations is dependent on the achievement of the foregoing.

17) Subsequent Events (unaudited)

Management has indicated that the following events have occurred subsequent to June 30, 2001

..    PCAFC has agreed to grant six additional franchises,  to be located in: (a)
     Tomball, Texas; (b) Bend, Oregon; (c) Stevenson Ranch, California; (d) Crystal Lake, Illinois; (e) Chicago, Illinois; and (f) Fairfax County, Virginia. Construction has commenced on the Stevenson Ranch location, which is expected to open in mid-February 2002. It is expected that all remaining locations will be open by June 2002.

..    The  Company  commenced  an  offering  of a new  issue  of 10%  convertible debentures, with a minimum purchase of $1,000 and a conversion rate of 250 shares per $1,000 unit, in October of 2001. The offering was discontinued shortly thereafter. Management advises that only two (2) debentures of $1,000 apiece were sold before the termination of the offer, with one such debenture having been already converted into 250 shares of the Company's stock.

..    An aggregate of $841,000  principal amount of the Company's 13% convertible debentures (Note 2m, Convertible Debenture) have been converted to 336,400 shares of the Company common stock.

..    On  October  17,  2001,  the  Company  signed a letter of  intent  with Pan
     International   Holdings,   Inc.,  a  publicly-traded   company  which  has
     subsequently changed its corporate name to Global Business Services, Inc. ("GBSI"). The letter of intent contemplated an exchange of GBSI shares for 100% of the issued and outstanding shares of the Company, and required the satisfaction of certain conditions, including the preparation of a mutually acceptable plan of reorganization ("Plan") and the obtaining of all requisite shareholder and board approvals. The Plan was approved by the Company's shareholders on November 29, 2001. The Plan provides that Company shareholders are to receive in exchange for every three shares of the Company owned by them, (a) one share of GBSI common stock; (b) one share of GBSI Class A voting preferred stock, convertible after twelve months into
     1.1 shares of GBSI common stock; and (c) one share of GBSI Class B voting preferred stock, convertible after twenty four months into 1.2 shares of GBSI common stock.


     (b)  Pro forma financial information.

          1. Global Business Services, Inc. pro forma condensed consolidated balance sheet as of October 31, 2001.

          2. Global Business Services, Inc. pro forma condensed consolidated income statement for the fiscal year ended October 31, 2001.

Pro Forma Consolidated Condensed Financial Statements

The following pro forma financial statements has been derived from the income statement of Global Business Services Corporation ("GBSI") at October 31, 2001 and, adjusts such information to give effect to the acquisition of Cyber Centers, Inc. ("CCI"), a Nevada corporation, as if the acquisition had occurred at October 31, 2001. The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at October 31, 2001. The pro forma financial statements should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained in the Company's latest annual report filed with the SEC.



Pro forma Consolidated Condensed Balance Sheet:

                                        10/31/01     6/30/01
                                            GBSI         CCI Adjustments   Pro Forma
                                      ----------  ---------- ----------   ----------
Cash                                    $      0   $  70,230               $  70,230
Accounts receivable, net                       0      28,751                  28,751
Inventory                                      0       8,500                   8,500
                                      ----------  ---------- ----------   ----------
                                               0     107,481                 107,481

Property and equipment, net                    0   1,096,166               1,096,166
3,243,891                                                                 11,541,495
Artwork                                        0   1,060,350               1,060,350
Websites                                       0   2,000,000               2,000,000
Goodwill, net                                  0   3,323,891               3,323,891
Deposits                                       0      21,957                  21,957
                                      ----------  ---------- ----------   ----------
                                       $       0  $7,609,845              $7,609,845
                                      ==========  ==========              ==========

Accounts payable and
  accrued expenses                      $  3,644  $  379,751             $   379,751
Convertible debt                               0   1,068,000               1,068,000
                                      ----------  ---------- ----------   ----------
                                           3,644   1,447,751               1,451,395

Stockholders' Equity
Preferred stock, $.01 par value;
  10,000,000 shares authorized:
   Series A - 3,142,950 shares issued
    and outstanding                                          (1)  31,430      31,430
   Series B - 3,142,950 shares issued
    and outstanding                                          (1)  31,430      31,430
Common stock, $.01 par value,
  50,000,000 shares authorized,
  2,725,850 and 5,868,800
  shares issued and
  outstanding                             27,258             (1)  31,430      58,688
Common stock, $.0008 par value,


                                       21

  30,000,000 shares authorized,
  9,084,554 shares issued and
  outstanding                                          6,988 (1)(  6,988)
Additional paid in capital               513,080   8,714,481 (1)(631,284)
                                                                           8,596,277
Retained deficit                        (543,982) (2,559,375)(1) 543,982  (2,559,375)
                                      ----------  ---------- ----------   ----------
                                          (3,644)  6,162,024               6,158,450
                                      ----------  ---------- ----------   ----------
                                      $2,852,987  $7,609,845              $7,609,845
                                      ==========  ==========              ==========

Pro Forma Consolidated Condensed Income Statement:

                                        10/31/01     6/30/01                10/31/01
                                            GBSI     CCI (2) Adjustments   Pro-Forma
                                      ----------  ---------- ----------   ----------
Revenues                                       0  $1,961,057              $1,961,057
Cost of revenues                               0   1,060,941               1,060,941
                                      ----------  ---------- ----------   ----------
Gross Margin                                   0     900,116                 900,116
Operating Expenses
  General and administrative              18,482   1,579,610               1,598,092
  Depreciation and amortization                0     217,306                 217,306
                                      ----------  ---------- ----------   ----------
  Operating loss                         (18,482)   (896,800)               (915,282)
Other income                                   0      16,480                  16,480
                                      ----------  ---------- ----------   ----------

NET LOSS                               $(18,482)   $(880,320)            $  (898,802)
                                      ==========  ==========  ==========  ==========

Notes to Pro Forma Consolidated Condensed Financial Statements

(1) Global Business Services, Inc. will issue (a) 3,142,950 shares of its common stock; (b) 3,142,950 shares of Class A Voting Convertible Preferred Stock ("Class A Preferred"); and (c) 3,142,950 shares of Class B Voting Convertible Preferred Stock ("Class B Preferred") in exchange for 100% of the outstanding common stock of CCI.

Class A Preferred will be convertible on or after June 30, 2003 into 1.1 shares of the Registrant's common stock, and Class B Preferred will be convertible on or after June 30, 2004 into 1.2 shares of the Registrant's common stock.

Certificates of Designation of Series A and Series B Preferred Stock are attached as exhibits to this filing.


(2) CCI financial statements are included in this filing.

     (c) Exhibits.

     2. Plan and Agreement of Reorganization between Global Business Services, Inc. and Cyber Centers, Inc. dated February 22, 2002.

     4.1 Certificate of Designations, Preferences and Rights of Class A Voting Convertible Preferred Stock of Global Business Services, Inc.

     4.2 Certificate of Designations, Preferences and Rights of Class B Voting Convertible Preferred Stock of Global Business Services, Inc.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto authorized.


Dated: May 1, 2002                               GLOBAL BUSINESS SERVICES, INC.



                                              By /s/ Stephen M. Thompson
                                                     ---------------------------
                                                  STEPHEN M. THOMPSON, PRESIDENT